UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On April 8, 2010, Transcend Services, Inc. (the “Company”) and its subsidiary, Medical Dictation Services, Inc. (“MDSI”) entered into a commitment letter for a senior secured credit facility in an aggregate principal amount of up to $65,000,000 with Regions Business Capital, Regions Capital Markets and Regions Bank (collectively, “Regions”). We intended to use part of the proceeds from the credit facility to fund our bid for substantially all of the assets of Spheris, Inc. (“Spheris”) and the stock of its subsidiary, Spheris India Private Limited (“Spheris India”). Spheris declared bankruptcy under Chapter 11 and an auction under Section 363 of the United States Bankruptcy Code was held for substantially all of the assets of Spheris and the stock of Spheris India, subject to the terms of a stock and asset purchase agreement. The United States Bankruptcy Court for the District of Delaware established a bid process whereby interested parties, including us, submitted qualified bids on April 8, 2010. Qualified bidders participated in the auction held on April 13, 2010. We were not the successful bidder in the auction and will not enter into the new credit facility. In accordance with the commitment letter, the commitment terminated on May 28, 2010 because the definitive credit agreement and other legal documents related to the senior credit facility were not executed by that date.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the stockholders on May 27, 2010. The Company received proxies totaling 85.03% of its issued and outstanding shares of common stock representing 8,918,547 shares of common stock, as of the record date. The stockholders voted on the following proposals and the results of the voting are presented below.

Election of Directors

Our stockholders approved the slate of directors consisting of six members to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	For	Withheld
Joseph G. Bleser	6,423,718	112,414
Joseph P. Clayton	6,328,082	208,050
James D. Edwards	6,495,559	40,573
Larry G. Gerdes	6,471,636	64,496
Walter S. Huff, Jr.	6,495,865	40,267
Charles E. Thoele	6,495,865	40,267

Increase in Authorized Common Stock

Our stockholders approved a resolution to increase our authorized shares of common stock from 15 million shares of common stock to 30 million shares of common stock.

For	Against	Abstain
8,119,278	796,228	3,041

Ratification of Independent Auditor

Our stockholders approved the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
8,843,112	48,129	27,306

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

3.3	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: May 28, 2010	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.3	Amendment to Certificate of Incorporation